CSMC06-1G4AR4  --  4A11

CREDIT SUISSE FIRST BOSTON

Balance	$3,000,000.00	Delay	24	WAC	5.84000	WAM	356
Coupon	5.75000	Dated	01/01/2006	NET	5.50000	WALA	4
Settle	01/31/2006	First Payment	02/25/2006	Contrib Wac	5.84000

Price	1	2	3	4	5	6	7
	Yield	Yield	Yield	Yield	Yield	Yield	Yield
97-00.00	6.032	6.058	6.117	6.359	6.595	7.152	7.707
97-08.00	6.011	6.035	6.088	6.306	6.519	7.022	7.522
97-16.00	5.990	6.011	6.059	6.254	6.444	6.892	7.338
97-24.00	5.970	5.988	6.030	6.201	6.369	6.763	7.155
98-00.00	5.949	5.965	6.002	6.149	6.294	6.634	6.973
98-08.00	5.929	5.942	5.973	6.097	6.219	6.506	6.791
98-16.00	5.908	5.919	5.944	6.045	6.145	6.378	6.610
98-24.00	5.888	5.896	5.916	5.994	6.070	6.250	6.429
99-00.00	5.868	5.874	5.887	5.942	5.996	6.123	6.249
99-08.00	5.848	5.851	5.859	5.891	5.922	5.996	6.070
99-16.00	5.827	5.828	5.831	5.840	5.849	5.870	5.891
99-24.00	5.807	5.806	5.802	5.789	5.775	5.744	5.713
100-00.00	5.787	5.783	5.774	5.738	5.702	5.619	5.535
Spread @ Center Price	138	144	153	172	183	202	221
WAL	23.16	18.56	13.02	5.99	3.91	2.17	1.50
Mod Durn	12.40	11.04	8.84	4.88	3.40	1.98	1.40
Principal Window	Jan27 -Aug31	Oct21 -Nov27	May15 -Jan23	Jun10 -Oct15	Apr09 -Sep10	Dec07 -Jun08	May07 -Sep07
Prepay	100 PSA	150 PSA	200 PSA	250 PSA	300 PSA	500 PSA	800 PSA
Treasury	Mat 6MO 2YR 3YR 5YR 10YR 30YR
Yld 4.467 4.374 4.322 4.310 4.377 4.549

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this information relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov/. The issuer's current effective registration statement may be found at http://www.sec.gov/Archives/edgar/data/1011663/000119312505178099/0001193125-05-178099-index.htm. Additional material information to your decision may also be found at http://www.sec.gov/Archives/edgar/data/1011663/000091412105002094/0000914121-05-002094-index.htm.